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                 BDO SEIDMAN, LLP                201 S. Orange Ave., Suite 950
                 Accountants and Consultants     Orlando, Florida 32801-3421
                                                 Telephone: (407) 841-6930
                                                 Fax: (407) 841-6347

                                 July 11, 1996

Securities and Exchange Commission
450-5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on July 10, 1996, filed by our former client, Contour Medical, Inc. We agree with the statements made in response to that item insofar as they relate to our firm.

                                    Very truly yours,

                                    /s/ BDO SEIDMAN, LLP
                                    BDO SEIDMAN, LLP